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                                                                    EXHIBIT 10-4


                             FOURTH RESTATEMENT OF
                           THE DETROIT EDISON COMPANY
                            SAVINGS REPARATION PLAN


The Detroit Edison Company Savings Reparation Plan (the "Plan"), established by The Detroit Edison Company (the "Company") effective May 22, 1989, as amended and restated effective June 27, 1994, June 26, 1995, and January 1, 1996 is hereby amended and restated as of April 29, 1996, by this Fourth Restatement.


SECTION 1 - PURPOSE

The purpose of this Plan is to offer a retirement savings alternative for those eligible executives whose permissible contributions to The Detroit Edison Company Savings & Investment Plan (hereinafter the "Savings & Investment Plan" and "Plan") are subject to the compensation limitation of Section 401(a)(17) of the Internal Revenue Code. The benefits provided under this Plan to any individual shall be separate from and in addition to any benefit provided under the Savings & Investment Plan and any other plan or program maintained by the Company. The amount of benefit under this Plan is to be determined solely in accordance with Section 4 hereof and is not dependent or conditioned on participation in the Savings & Investment Plan. Therefore, this Plan is not intended to and shall not be construed so as to provide the same dollar-for-dollar benefit as a participant would have received under the Savings & Investment Plan if contributions had not been limited by Section 401(a)(17), nor is this Plan intended to compensate an employee for the benefit loss which results if the employee elects not to participate in the Savings & Investment Plan to the full extent permitted thereunder.


SECTION 2 - ELIGIBILITY

Employees of an Employer whose benefits under the Savings & Investment Plan are subject to limitation by the provisions set forth therein to conform to Section 401(a)(17) of the Internal Revenue Code shall be eligible to elect to participate and receive the benefits provided under this Plan. However, if an eligible employee hereunder obtains a hardship distribution under the Savings & Investment Plan, his or her right to elect to participate hereunder shall be suspended for twelve months after receipt of the hardship distribution. In no event shall a person who is not eligible to participate in the Savings & Investment Plan be eligible to elect to participate and receive the benefits provided under this Plan.




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SECTION 3 - PARTICIPATION AND AMOUNT OF BENEFITS

(a) Any employee who is eligible to elect to receive the benefits provided under this Plan may participate in this Plan by irrevocably electing to defer 1% to 15% of his or her Basic Compensation, as defined in the Savings & Investment Plan, in excess of the compensation limitations of
      Section 401(a)(17) of the Internal Revenue Code. Deferrals must be made in whole percents. The amount by which an employee's Basic Compensation exceeds the compensation limitations of Section 401(a)(17) shall hereinafter be referred to as "excess basic compensation". The amount of compensation which the employee defers hereunder shall hereinafter be referred to as "deferred excess basic compensation".

      An election to defer a percentage of excess basic compensation will become effective on January 1 of the calendar year subsequent to the calendar year during which the election is received by the Administrator. An election to defer a percentage of excess basic compensation will remain in effect until an election to change the percentage of excess basic compensation deferred or a revocation of the election becomes effective. An election to change the percentage of excess basic compensation deferred or a revocation of an election to defer a percentage of excess basic compensation will become effective on January 1 of the calendar year subsequent to the calendar year during which the election to change the percentage of excess basic compensation deferred or the revocation of the election is received by the Administrator.

      All elections and revocations of elections must be made on forms provided by the Company and will become effective only after they are received by the Administrator. In no event shall an employee be permitted to elect to defer excess basic compensation, to elect to change the percentage of excess basic compensation deferred, or to revoke an election to defer excess basic compensation which has already been earned by the employee. The actual deferral of deferred excess basic compensation will not commence until the employee compensation to date for the calendar year exceeds the compensation limitation of Section 401(a)(17) of the Internal Revenue Code.

      Notwithstanding the foregoing, in the first plan year in which a participant becomes eligible to participate in this Plan, the participant may make an election to defer a percentage of excess basic compensation for services to be performed subsequent to the election within 30 days after the employee becomes eligible to participate in this Plan. Such election shall be effective with the pay period commencing immediately after the election is timely received by the Administrator.



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(b)  An employee's deferred excess basic compensation will be deemed to be invested in an investment option(s) available to employees under the Savings & Investment Plan. Currently, the Savings & Investment Plan allows participants to invest in the funds listed below:

             (a)  Fidelity Retirement Money Market Portfolio
             (b)  Fidelity Intermediate Bond Fund
             (c)  Fidelity Asset Manager
             (d)  Fidelity U.S. Equity Index Portfolio
             (e)  Fidelity Growth & Income Portfolio
             (f)  Fidelity Magellan Fund
             (g)  Fidelity ContraFund
             (h)  Fidelity OTC Portfolio
             (i)  Fidelity Overseas Fund
             (j)  DTE Energy Common Stock Fund

      As part of the employee election to defer excess basic compensation, the employee shall make an investment designation, which shall indicate (1) the investment option(s) in which the employee deferred excess basic compensation will be deemed to be invested each month and (2) the percentage of deferred excess basic compensation to be deemed to be invested in each of the investment options selected each month. The distribution may be 100 percent in one fund, or divided among any combination of the ten funds in multiples of 10 percent, as long as the combination of deemed fund investments equals 100 percent.

      Notwithstanding the foregoing, the Employer matching contribution credited to an employee's account each month, pursuant to paragraph (c) of Section 3 of this Plan, will always be deemed to be invested entirely in the DTE Energy Common Stock Fund.

      If a change in investment options available to participants in the Savings & Investment Plan eliminates an investment option previously selected by a participating employee hereunder as part of his or her deemed investment option, the amount of deferred excess basic compensation which is deemed to be invested (including earnings, if any, deemed to be applicable) in the discontinued investment option on the last business day of the month immediately preceding the date that it is discontinued shall be deemed to be transferred to participating units in the DTE Energy Common Stock Fund valued as of the last business day of the month immediately preceding the effective date of the investment option's discontinuance unless, in the opinion of the Savings & Investment Plan Committee (as defined in the Savings & Investment Plan) it is determined that the discontinued investment option has


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      been replaced by an equivalent investment option.  In this case, the amount of the employee's excess basic compensation that is deemed to be invested in the discontinued investment option shall be transferred to the equivalent investment option at the time such investment option is discontinued and all additional deferred excess basic compensation that the employee elected to be deemed to be invested in the discontinued investment option shall be deemed to be invested in the investment option determined to be equivalent by the Savings & Investment Plan Committee. In the event that the Savings & Investment Plan Committee has not determined that there is an equivalent investment option with respect to the discontinued investment option, then all additional deferred excess basic compensation that the employee elected to be deemed to be invested in the discontinued investment option shall be deemed to be invested in the DTE Energy Common Stock Fund and such deemed investment shall continue until the effective date of a change in investment designation which is received by the Administrator pursuant to Section 3(d).

      The aforementioned deemed investment options available hereunder are merely intended to serve as tools to measure the value of the amount to be paid to the employee under Section 4 of this Plan. They are not intended to and shall not be construed to require the Employer to make actual investments of the type anticipated by the deemed investment option selected by the employee. If and to the extent the Employer chooses to actually invest in the investment option selected by the employee, any assets acquired by the Employer shall remain the sole property of the Employer subject to the claims of its general creditors and shall not be deemed to form part of the employee account. Notwithstanding anything herein to the contrary, in no event shall anything be done under this Plan by reference to the Savings & Investment Plan which would cause any participating employee to be in constructive receipt of amounts credited to his or her account under this Plan.

(c) An unfunded bookkeeping account will be established and maintained for each participating employee which shall be credited with the employee's deferred excess basic compensation paid as of the last business day of each month. In addition, as of the last business day of the month, the Company will credit an amount to the employee's account equal to one dollar for each dollar the employee defers of up to four percent of his or her excess basic compensation and fifty cents for each dollar the employee defers of up to the next four percent of his or her excess basic compensation for that month. The employee's contribution for that month will be converted into participating units/shares equivalent in value to the corresponding participating units/shares on the last business day of that month in the Savings & Investment Plan investment option(s) which have been designated by the employee as his or her deemed investment option(s). In the case of the Employer's matching contributions,


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      the amount attributable to that month shall be converted into participating units equivalent in value to participating units on the last business day of that month in the Savings & Investment Plan DTE Energy Common Stock Fund. The number of participating units/shares (rounded to the nearest hundredth) will be determined by dividing the total amount credited to the employee's account for the month, which is deemed to be invested in an investment option, by the actual value of a participating unit/share in that investment option under the Savings & Investment Plan. The value of the applicable participating unit/share in the Savings & Investment Plan investment option shall be determined on the last business day of the month during which the deferred excess basic compensation to be converted has been credited to the employee's account. Unless otherwise specified herein, the valuation of the employee's unfunded bookkeeping account will follow the procedures utilized by the Savings & Investment Plan Trustee in determining the valuation of contributions and investments in the Savings & Investment Plan.

(d) Subject to the procedures identified in Section 3(b) hereof, an investment designation made by an employee will remain in effect until changed by the employee. The employee may change his or her investment designation by giving written notice to the Administrator on a form provided for such purpose. A change of an investment designation may be made once each calendar quarter. The participant must designate whether the change applies (1) to amounts already credited to the participant's account, (2) to the participant's future contributions to the Plan or (3) to the amounts already credited to the participant's account and to the participant's future contributions to the Plan. A change of an investment designation shall be effective on the last business day of the month during which written notice of such change is received by the Administrator.


SECTION 4 - PAYMENT OF BENEFITS

(a) An employee's unfunded bookkeeping account will be valued upon termination of employment with the Employer and all Affiliates. The account value will be determined by multiplying the number of participating units/shares in the employee account relative to each investment option in which the employee deferred excess basic compensation and the Employer's matching contribution have been deemed to have been invested by the value of a participating unit/share in the applicable investment option of the Savings & Investment Plan in which the deferred excess basic compensation and the Employer's matching contribution have been deemed to have been invested. The value of the participating units/shares in this Plan shall be determined on the business day preceding the day on which termination of employment occurs. The account


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      will be distributed to the employee in one lump-sum payment as soon as practicable, but no later than 30 days, after the employee's termination of employment.


(b) In the event that an employee receives an assessment of income taxes from the Internal Revenue Service which treats any amount in the employee's unfunded bookkeeping account as being includible in such employee's gross income prior to actual payment under Section 4(a) hereof, the Employer shall pay an amount equal to such income taxes to such employee within thirty days after the Company receives written notice from such employee of such assessment, and such employee's unfunded bookkeeping account shall be reduced by an amount equal to such income taxes.

(c) Each payment under the Plan shall be reduced by any federal, state, or local income taxes which the Company determines should be withheld from such payment.

(d) An employee may name any beneficiary or beneficiaries (subject to restrictions imposed by law, if any) to whom amounts credited to his or her account under this Plan are to be paid in case of the employee's death before the employee receives all amounts credited to his or her account. Each designation will revoke all prior designations by the employee, shall be on a form prescribed by the Company and will be effective only when received by the Administrator. In the absence of any such designation, the unpaid amount in an employee's account at the time of the employee's death shall be paid to the employee's estate.

(e) An employee will not be permitted to defer excess basic compensation and will not be credited with the Employer's matching contribution for a month unless he or she is employed by the Employer on the last business day of the month. Therefore, if an employee terminates employment with the Employer prior to the last business day of the month, the employee shall receive what would have been that month's deferred excess basic compensation in his or her final paycheck and will not receive any matching contribution from the Employer for the month of termination of employment.

(f) The amount of each employee's excess basic compensation which he or she elects to defer under the plan shall be deemed to be compensation for the purpose of calculating the amount of an employee's benefits or contributions under a pension or a retirement plan qualified under Section 401(a) of the Internal Revenue Code, and under any non-qualified deferred compensation


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      arrangements maintained by the Employer except to the extent specifically provided to the contrary in any such plan.

(g) Benefits under this Plan shall be payable to or in respect of an Employer's former employees solely from the general assets of such Employer; provided, however, that no provisions of the Plan shall preclude an Employer from segregating assets which are intended to be a source for payment of benefits under the Plan. The Plan shall remain unfunded during the entire period of its existence for purposes of the Federal income tax laws and Title I of ERISA. The Company intends that this Plan be maintained primarily for a select group of management or highly compensated employees.


SECTION 5 - RIGHTS OF EMPLOYEES

Except to the extent provided in Section 7 herein below, no employee or an employee's spouse or beneficiary shall at any time have any vested right to receive the benefits provided by this Plan. An employee, employee's spouse or beneficiary shall not have any interest in the deferred excess basic compensation or monthly award credited to his or her unfunded bookkeeping account until such account is distributed in accordance with the Plan. All deferred excess basic compensation and any other amounts otherwise credited to the unfunded bookkeeping account of an employee under the Plan shall remain the sole property of the Employer, subject to the claims of its general creditors and available for its use for whatever purposes are desired. The employee, employee's spouse or beneficiary is merely a general unsecured creditor of the Employer and the obligation of the Employer hereunder is purely contractual and shall not be funded or secured in any way.

The right of an employee, employee's spouse or beneficiary to payment of any benefit or deferred compensation hereunder shall not be alienated, assigned, transferred, pledged or encumbered and shall not be subject to execution, attachment or similar process. No employee may borrow against the unfunded bookkeeping account established for his or her benefit hereunder. No account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any employee. Any attempted assignment, pledge, levy or similar process shall be null and void and without effect.

Employees who participate in this Plan assume the risks associated with fluctuations in the value of all deemed investment options, including the Fidelity Retirement Money Market Portfolio, Fidelity Intermediate Bond Fund, Fidelity Asset Manager, Fidelity


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U.S. Equity Index Portfolio, Fidelity Growth & Income Portfolio, Fidelity
Magellan Fund, Fidelity ContraFund, Fidelity OTC Portfolio, Fidelity Overseas Fund, and DTE Energy Common Stock Fund.


SECTION 6 - ADMINISTRATION; ARBITRATION

(a) This Plan shall be administered by the Director of Benefit Plan Administration of the Company (the "Administrator") as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The Administrator's decisions in all matters involving the interpretation, application and administration of this Plan shall be conclusive.

(b) The Plan shall at all times be maintained by the Company and administered by the Administrator as a plan wholly separate from the Savings & Investment Plan, and any other plan or program maintained by the Company.

(c) For purposes of the Plan, "Employer" shall mean the Company and any Affiliate which has adopted the Plan with the approval of the Chairman of the Board of Directors and Chairman of the board of directors of the Affiliate (such an Affiliate is referred to hereinafter as a "Participating Affiliate"). As a condition to participating in the Plan, such Affiliate shall authorize the Chairman of the Board of Directors and the Administrator to act for it in all matters arising under the Plan and shall agree to comply with such other terms and conditions as may be imposed by the Chairman of the Board of Directors. Where the context requires in respect of the liability for the payment of any benefit to an employee or beneficiary thereof, the term "Employer" shall mean the Employer employing or who employed such employee. Unless otherwise defined herein, all defined terms shall have the same meaning as provided under the Savings & Investment Plan. All corporate officers and other administrative personnel referred to herein refer to officers and administrative personnel of the Company.

(d) Notwithstanding Section 6(a) hereof, in the event of any dispute, claim, or controversy (hereinafter referred to as a "Grievance") between an employee who is eligible to elect to receive the benefits provided under this Plan and the Employer with respect to the payment of benefits to such employee under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration in accordance with this Section 6(d).

             (1) Arbitration shall be the sole and exclusive remedy to redress any Grievance.


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             (2)  The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.

             (3) The arbitration shall be conducted by the American Arbitration Association with the Commercial Arbitration Rules of the American Arbitration Association and expenses of the arbitrators and the American Arbitration Association shall borne by the Company. Neither the Company nor such employee shall be entitled to attorneys' fees, expert witness fees, or other expenses expended in the course of such arbitration or the enforcement of any award rendered thereunder.

             (4) The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit Metropolitan area, Michigan.

             (5) The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)' sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no employee eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court, or administrative agency by such employee or the Company with respect to any Grievance which is arbitrable as herein set forth.

             (6) The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.


SECTION 7 - AMENDMENT AND DISCONTINUANCE

The Company expects to continue this Plan indefinitely, but reserves the right to amend or discontinue the Plan. The Vice President - Human Resources, or, should the Vice President - Human Resources become a Participant in this Plan, the Manager - Human

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Resources Operations, shall review the Plan from time to time and as part of such review is hereby directed and authorized to amend such Plan to the extent necessary for ease of administration and/or to comply with applicable federal and state laws. If the Plan should be amended or discontinued, the Employer shall be liable for any benefits that have accrued under this Plan (determined on the basis of each employee's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action.

Any Participating Affiliate may as to itself withdraw from the Plan at any time by action of the Chairman of its board of directors. In the event of the dissolution, merger, consolidation or reorganization of a Participating Affiliate, the Plan shall terminate as to such Participating Affiliate unless the Plan is continued by a successor thereto (subject to the consent of the Chairman of the Board of Directors).




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